                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.    )


Filed by the registrant [ ]
Filed by party other than the registrant  [X]

Check the appropriate box:
[ ]      Preliminary proxy statement
[X]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  VIRAGEN, INC.
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                (Name of Registrant as Specified in Its Charter)

                            James M. Schneider, Esq.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
         6j(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]      Fee computed on table below per Exchange Act Rules 14a-
         6(i)(45) and 0-11
[X]      No fee required

(1) Title of each class of securities to which transaction applies:


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(2)      Aggregate number of securities to which transactions applies:


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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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(4)      Proposed maximum aggregate value of transaction:




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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:


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(2)      Form, schedule or registration statement no.:


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(3)      Filing party:


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(4)      Date filed:


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
                                  June 3, 1997


Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Viragen, Inc. (the "Company"), which will be held at the Signature Grand, 6900 State Road 84, Davie, Florida 33317 on Friday, June 27, 1997 at 3:00 P.M., local time.

         On February 7, 1997, the Company issued 15,000 shares of its Series D Convertible Preferred Stock which carried with it a right to receive certain Common Stock purchase warrants ("Warrants") under certain circumstances. In addition, on February 21, 1997, the Company issued 5,000 shares of its Series E Convertible Preferred Stock. Total proceeds received from these two financings aggregated $20 million. The number of shares of Common Stock that could potentially be issued to the holders of the Series D Preferred Stock and related Warrants and Series E Preferred Stock is dependent on the price of the Company's Common Stock at the time of conversion as well as the timing of certain financing transactions that may be undertaken by the Company. In the event the Series D Preferred Stock and related Warrants and the Series E Preferred Stock were deemed to be part of a single plan of financing by the Company, and if the number of shares to be issued upon conversion or exercise of such securities were to exceed 20% of the Company's outstanding shares of Common Stock, the Company would need to secure the ratification of the holders of a majority of the Common Stock of the Company prior to permitting conversion of certain of such shares of Preferred Stock in order for the Company to be in compliance with Rule 4460(i)(1)(D) of the Nasdaq Stock Market Inc. ("NASD Rule 4460(i)(1)(D)") relevant to listing criteria of the Nasdaq National Market. The Company, accordingly, is seeking ratification of the issuances of such securities from its stockholders for purposes of complying with Rule 4460(i)(1)(D).

         The Board of Directors has also authorized for consideration at the Meeting certain changes to the Company's Certificate of Incorporation and By-Laws. These changes are designed to put into effect measures which will protect the Company from takeovers and related actions which are not in the best interest of all stockholders. Your Board believes that certain basic protections are important and is seeking approval by the stockholders of these measures.

         The Board of Directors has approved the proposals and recommends that stockholders vote for approval of each of the proposals to be considered at the Meeting.

         It is important that you sign, date and return your proxy as soon as possible, even if you are currently planning to attend the Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

                                                     Sincerely,


                                                     GERALD SMITH
                                                     Chairman of the Board

                                  VIRAGEN, INC.
                              2343 WEST 76TH STREET
                             HIALEAH, FLORIDA 33016

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 1997


TO THE STOCKHOLDERS OF VIRAGEN, INC.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Viragen, Inc., a Delaware corporation (the "Company"), will be held at the Signature Grand, 6900 State Road 84, Davie, Florida 33317 at 3:00 P.M., local time, on June 27, 1997 for the purpose of the consideration and approval of the following matters:

         1. To ratify and confirm the issuance of the Company's Series D Preferred Stock and related Common Stock purchase warrants ("Warrants") and Series E Preferred Stock for purposes of complying with Rule 4460(i)(1)(D) of the Nasdaq Stock Market; and

         2. To consider and approve Amendments to the Certificate of Incorporation (the "Amended Certificate") (i) to provide that action by stockholders may be taken only at a duly called annual or special meeting and not by written consent (the "Consent Provision"); and (ii) to provide that the stockholders of the Company would have the right to make, adopt, alter, amend, change or repeal the By-Laws only upon the affirmative vote of not less than 66 2/3% of the outstanding capital stock of the Company entitled to vote thereon (the "By-Law Amendment Provision"). The full text of such Amendment, as proposed, is attached as Exhibit A to the accompanying Proxy Statement (the "Stockholder Protection Proposals").

         THE APPROVAL AND ADOPTION OF EACH OF THE PROPOSALS ARE INDEPENDENT. AS SUCH, THE APPROVAL AND ADOPTION OF ONE OF THE ITEMS IS NOT CONTINGENT UPON THE ADOPTION OF THE OTHER ITEM. ACCORDINGLY, A VOTE AGAINST EITHER OF THE ITEMS WOULD NOT AFFECT THE APPROVAL OF THE OTHER UNLESS BOTH SUCH ITEMS ARE REJECTED BY THE STOCKHOLDERS.

Holders of record of Common Stock at the close of business on May 15, 1997 are entitled to vote. Please date and sign your proxy and return it in the enclosed envelope.

                              By Order of the Board of Directors, Viragen, Inc.


                              DENNIS W. HEALEY, Secretary


                             YOUR VOTE IS IMPORTANT
                             ----------------------

WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY PLANNING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 27, 1997


         This proxy statement and the accompanying proxy or proxies are to be mailed to holders of Common Stock, $.01 par value (the "Common Stock"), of Viragen, Inc., a Delaware corporation (the "Company"), commencing on or about June 3, 1997 in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for a Special Meeting of Stockholders (the "Meeting") of the Company to be held June 27, 1997 at 3:00 P.M., local time, at Signature Grand, 6900 State Road, Davie, Florida 33317.

                  VOTING AND REVOCATION OF PROXIES; RECORD DATE

         The Board has fixed the close of business on May 15, 1997 as the record date (the "Record Date") for determining the stockholders of the Company entitled to vote at the Meeting. As of May 15, 1997, the Company had issued and outstanding 40,839,740 shares of Common Stock.

         If a proxy card is returned by a stockholder properly signed and is not revoked, the shares of Common Stock represented will be voted by the persons named on the proxy card, or their substitutes, in accordance with the stockholder's directions. Stockholders are urged to specify their choice between approval or disapproval of, or abstention with respect to, the proposals by marking the appropriate boxes on the proxy card. If a proxy card is signed and returned without instructions marked on it, it will be voted as recommended by the Board with respect to each matter.

         The execution of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at 2343 West 76th Street, Hialeah, Florida 33016, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person

                                  VOTING RIGHTS

         On all matters, the holders of Common Stock (the "Stockholders") are entitled to one vote per share. The vote required to approve each of the proposals is set forth in the description of each proposal herein. The presence at the Meeting, in person or by proxy, of holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the vote on these proposals.

         Under applicable Delaware law, in determining whether the proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposals.

                    PROPOSAL ONE - PREFERRED STOCK ISSUANCES

GENERAL

         The Board has unanimously approved and recommended for submission to the Stockholders of the Company the ratification and confirmation of the Preferred Stock issuances hereinafter described. On February 5, 1997, the Company issued 15,000 shares of its Series D Convertible Preferred Stock (the "Series D Preferred Stock") to P.R.I.F., L.P. for the consideration hereinafter described, and on February 21, 1997, the Company issued 5,000 shares of its Series E Convertible Preferred Stock (the "Series E Preferred Stock") to an investor which subsequently transferred such interest to GFL Advantage Fund Limited (the Series D Preferred Stock and the Series E Preferred Stock being sometimes hereinafter collectively referred to as the "Preferred Stock") for the consideration hereinafter described. While the Board of Directors is authorized pursuant to the Company's Certificate of Incorporation to issue up to 1,000,000 shares of Preferred Stock, par value $1.00 per share, without approval of the Stockholders of the Company, pursuant to Rule 4460(i)(1)(D) of the Nasdaq Stock Market, Inc. ("Rule 4460(i)(1)(D)"), the Company is required to obtain Stockholder approval in connection with any transaction, other than a public offering, which involves the issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price below market value which equals 20% or more of the Common Stock of the Company outstanding before the issuance of such securities. Inasmuch as the number of shares of Common Stock of the Company to be issued upon conversion of the Series D Preferred Stock and Series E Preferred Stock is determined at the time of conversion based on a conversion factor representing a discount from the market price of the Company's Common Stock as described hereafter, the exact number of shares of Common Stock to be received upon exercise of the Preferred Stock cannot be currently determined, but could possibly exceed such 20% limitation at the time of the conversion of the Preferred Stock. In addition, the separate issuances of the Series D Preferred Stock and the Series E Preferred Stock could be deemed part of a single program of financing by the Company and integrated for purposes of Rule 4460(i)(1)(D).

         Accordingly, the Board has determined to obtain ratification and confirmation of the Preferred Stock issuances in order to avoid a possible conflict with Rule 4460(i)(1)(D), which could possibly result in the removal of the Company's Common Stock from inclusion on the Nasdaq National Market. In the event the Company fails to obtain ratification by the Stockholders of the issuance of the Preferred Stock, the Company may be precluded from allowing shares of the Series D Preferred Stock or Series E Preferred Stock to be converted into Common Stock, or the Company may be obligated to pay to the holders of the Series E Preferred Stock certain cash payments in lieu of the applicable discounts pertaining to the Series E Preferred Stock. The failure to obtain Stockholder approval will not vitiate or nullify the issuance of either the Series D Preferred Stock or the Series E Preferred Stock, but would


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



possibly affect the conversion rate thereof and could require the Company to remit certain payments to the holder of the Series E Preferred Stock. A description of the transactions and the terms of the Series D Preferred Stock and related Warrants and the Series E Preferred Stock follows.

SERIES D PREFERRED STOCK

         The Series D Preferred Stock and Warrants were issued by the Company in a private placement transaction pursuant to a Private Securities Subscription Agreement dated as of December 31, 1996 pursuant to which the Company received gross proceeds of $15,000,000 (and net proceeds of $14,050,000). The stated value of the Series D Preferred Stock is $1,000 per share. In addition, Warrants to purchase an aggregate of 375,000 shares of Common Stock exercisable at $6.00 per share on or prior to June 30, 1998 were issued pursuant to the Private Securities Subscription Agreement, and the Company further agreed to issue special Financing Warrants to purchase up to 100,000 shares of Common Stock, in the event the Company were to undertake certain financings, on the same terms and conditions as the Warrants. The exercise price of the Warrants and the Financing Warrants are subject to adjustment in the event the Company were to undertake certain financings within 180 days from February 5, 1997.

         The Series D Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company by dividing the stated value of the Series D Preferred Stock to be converted by the conversion price in effect at the time of conversion. The conversion price shall be calculated at 18% discounted from the average closing bid price of the Company's Common Stock, as reported by Bloomberg L.P., over the five-day trading period on the day prior to conversion (the "Conversion Price"). Notwithstanding the foregoing, the Conversion Price may not be more than $7.00 per share of Common Stock nor less than $2.00 per share of Common Stock (the "Floor"). In addition, the holder may not convert any Series D Preferred Stock during the conversion period if the Conversion Price, averaged over any rolling consecutive five-day trading period, falls below the Floor (a "Non-Converting Period"). Upon occurrence of the twenty-first Non-Converting Period, the Holder shall thereafter have the right to convert, but the Company shall have the right to (i) pay to the holder cash equal to the amount originally paid by the holder for the outstanding Series D Preferred Stock to be converted plus 10% of such amount, or (ii) convert the outstanding Series D Preferred Stock held by the holder to be converted into the full amount of Common Stock to which the holder would be entitled at the Conversion Price irrespective of the Floor. Any Series D Preferred Stock remaining outstanding on February 5, 1999 will be automatically converted into Common Stock of the Company on such date subject to certain limitations.

         The Series D Preferred Stock provides for a cash dividend of 6% per annum of the stated value of the Series D Preferred Stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing March 31, 1997. Except as otherwise provided by law, holders of Series D Preferred Stock do not have voting rights. The Company has no right of redemption with respect to the Series D Preferred Stock. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holders of shares of capital


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



stock ranking junior to the Series D Preferred Stock unless, prior thereto, the holder of the Series D Preferred Stock shall have received $1,000 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of then outstanding shares of Series D Preferred Stock is required prior to any amendment, alteration, change or repeal of any of the rights or designations of the Series D Preferred Stock. The Series D Preferred Stock, by its terms, does not restrict the repurchase or redemption of shares of capital stock of the Company.

         The Warrants are exercisable at $6.00 per share on or prior to June 30, 1998. In addition, in the event the Company were to contract to issue certain additional shares of its Common Stock or securities convertible into Common Stock within 180 days from February 5, 1997 (i.e., August 5, 1997) (a "Prospective Financing"), the exercise price of the Warrants would be reduced as follows: (i) to $1.00 if a Prospective Financing is contracted within 90 days of February 5, 1997; (ii) to $2.00 per share if a Prospective Financing is contracted for on or after 90 days from February 5, 1997; (iii) $3.00 per share if Prospective Financing is contracted for on or after 120 days from February 5, 1997 and (iv) $4.00 per share if a Prospective Financing is contracted for on or after 120 days but before 180 days from February 5, 1997. In addition, the holder of the Warrants is entitled to an adjustment in the exercise price and/or the number of shares of Common Stock to be received upon exercise of the Warrants in the event the Company undertakes certain other transactions including payment of dividends or distributions with respect to its Common Stock, subdivisions or combinations of its outstanding Common Stock and recapitalizations in connection with a consolidation or merger in which the Company is the continuing corporation. The holder of the Warrants is not entitled to any rights of a stockholder of the Company.

         In addition, except for certain limited issuances and financings described in the Agreement, the Company is obligated to issue to the holder Financing Warrants to purchase additional shares of Common Stock of the Company in the event the Company were to undertake a Prospective Financing within specified time periods. The exercise price, as well as any adjustment thereof, as well as the other terms and conditions of the Financing Warrants are commensurate with those contained in the Warrants.

SERIES E PREFERRED STOCK

         The Series E Preferred Stock was issued by the Company in a private placement transaction pursuant to a Securities Purchase Agreement dated as of December 31, 1996, pursuant to which the Company received gross proceeds of $5,000,000 (and net proceeds of $4,675,000). The stated value of the Series E Preferred Stock is $1,000 per share. In addition to the shares of Common Stock to be received upon conversion of the Series E Preferred Stock, additional shares of Common Stock are issuable should the Company choose to satisfy its obligation to pay dividends payable on the Series E Preferred Stock in Common Stock, as provided therein, and upon the occurrence of certain so-called "Triggering Events," which would occur in the event the Company's registration statement covering the resale of the Common Stock underlying the Series E Preferred Stock is not effective with the Securities and Exchange


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



Commission and thereafter maintained on a current basis, or the Company fails to have its Common Stock listed with Nasdaq.

         The Series E Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company commencing May 8, 1997. The conversion price is the lesser of (i) the average market price for the five
(5) consecutive trading days ending one trading day prior to the date of the conversion notice multiplied by 85%, subject to adjustment, or (ii) $7.00, subject to adjustment. The percentage of the average market price or the fixed conversion price which determines the conversion price of the Series E Preferred Stock is adjustable downward in the event a Triggering Event occurs. Should a Triggering Event occur, the percentage of the average market price which determines the conversion price or the fixed conversion price for the Series E Preferred Stock will be reduced by the number of percentage points equal to two times the sum of the number of months (prorated) during which a Triggering Event exists. Should a Triggering Event occur subsequent to conversion of the Series E Preferred Stock, but prior to the sale of the Common Stock obtained upon conversion by the holder of the Series E Preferred Stock, then upon such holder's sale of such Common Stock, the Company will pay to the holder an amount equal to the average market price of the Common Stock received upon conversion ending one trading day prior to such conversion, multiplied by two-hundredths (.02) times the sum of the number of months (prorated) during which a Triggering Event exists. At the option of the Company, such amount may be paid in Common Stock of the Company based on the average market price of the Common Stock on the date prior to the sale of such shares of Common Stock issued upon conversion of the Series E Preferred Stock, or in cash provided that the Company is required to pay such amount in cash if the Triggering Event which occurred was the Company's failure to maintain the listing of the Common Stock on Nasdaq or other markets specified in the Certificate of Designations.

         The Series E Preferred Stock provides for a dividend of 5% per annum of the stated value of the Series E Preferred stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing April 1, 1997. Dividends may be paid in cash or, at the Company's option and subject to certain other conditions, in shares of Common Stock of the Company. Except as otherwise provided by law, holders of the Series E Preferred Stock do not have voting rights. The Company has no right of redemption with regard to the Series E Preferred Stock. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holders of shares of capital stock ranking junior to the Series E Preferred Stock unless, prior thereto, holders of the Series E Preferred Stock shall have received $1,000 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of the then outstanding shares of Series E Preferred Stock is required prior to any amendment, alteration, change or repeal of any of the designations of the Series E Preferred Stock. The Series E Preferred Stock, by its terms, does not restrict the repurchase or redemption of shares of capital stock of the Company.



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



MISCELLANEOUS INFORMATION

         The proceeds from the sale of the Series D Preferred Stock and Series E Preferred Stock are expected to be used for the continued development of the Company's Omniferon(TM) product including the funding of European Union Clinical Trials, completion of Viragen (Europe) Ltd's Scottish production facility, Pre-clinical Phase I and Phase II trials and Phase III studies, the establishment of domestic manufacturing capacity, joint research and development projects, product development research and general working capital purposes, including administrative support functions and the possible acquisition of one or more businesses complementary to the Company's operations.

         There is described below under "Proposal Two - The Stockholder Protection Proposals" certain provisions of the Company's proposed Certificate of Incorporation or By-Laws that may have the effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to an extraordinary corporate transaction involving the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

         For the reasons set forth above, the Board of Directors recommends that stockholders vote FOR the ratification and confirmation of the Preferred Stock issuances.

REQUIRED STOCKHOLDER VOTE:

         Ratification of the Preferred Stock issuances requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                  PROPOSAL TWO
                      THE STOCKHOLDER PROTECTION PROPOSALS

GENERAL

         At March 31, 1997, the Company had cash assets of $37,717,000 which were obtained primarily from the sale of its various series of preferred stock including the Series D Preferred Stock and the Series E Preferred Stock. As previously indicated, the Company requires substantial cash resources in order to continue the research, development and manufacture of its natural human leukocyte alpha interferon product (the "Product") for which the Company intends to seek to obtain approvals by the United States Food and Drug Administration and the European Union regulatory authorities. In order to protect the Company's proprietary technology and prevent any interference with the completion of the Company's long-term strategic program for the development of the Product, as well as to assure that the Company's cash resources will be utilized for development, regulating approvals and ultimate distribution of the Company's Product, the Board believes that the best interest of Stockholders would be served by adopting appropriate defenses to coercive tender offers or other coercive efforts to gain control of the


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



Company. The Stockholder Protection Proposals are proposed with a view toward better enabling the Company to (i) developing its business and accomplishing its strategic plan through long-range planing and to foster its long-term growth and
(ii) attempt to avoid the necessity of sacrificing these plans for the sake of short-term gains and the disruptions caused by any threat or takeover not deemed by the Board to be in the best interests of the Company and all of its stockholders, (iii) allow the Board to make a reasoned and unpressured evaluation in the event of an unsolicited takeover proposal and (iv) to promote conditions of continuity and stability in the Company's business, management and policies.

         In addition, the Stockholder Protection Proposals are proposed in order to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company. The Stockholder Protection Proposals are designed to make it more difficult and time-consuming to change, among other things, majority control of the Board and thus reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company, particularly one that is made at an inadequate price or does not contemplate the acquisition of all of the Company's outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Board believes that, as a general rule, such proposals would not be in the best interests of the Company and all of its Stockholders.

         The accumulation of substantial stock positions in public companies by third parties is a common prelude to proposing a takeover or a restructuring or sale of all or part of such companies or other similar extraordinary corporate action or simply as a means to put such companies "in play." Such actions are often undertaken by the third party without advance notice to or consultation with the management of such companies. In many cases, the purchaser seeks representation on the particular company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the particular company's board, the purchaser may commence a proxy contest to have its nominee elected to the board in place of certain directors or the entire board. In a number of cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight or bid to take over the company as a means of forcing the company to repurchase the purchaser's equity position at a substantial premium over market price or as a means to put the company into "play" solely to reap short-term gains from such purchaser's recent accumulation of stock.

         The Board believes that the imminent threat of removal of the Company's management in such situations would severely curtail management's ability to negotiate effectively with such purchaser. In addition, the Board believes that the ability of a third party to put the Company "in play" would severely curtail management's ability to negotiate effectively with any other third party interest in acquiring the Company. The Company's management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transactions involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid were to force the Company to repurchase an accumulated stock interest at a premium price, management


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



would face the risk that, if it did not repurchase the purchaser's stock interest, the Company's business and management would be disrupted, perhaps irreparably.

         In addition, to recommending the Stockholder Protection Proposals to the Stockholders for their adoption, on June 27, 1997, the Board adopted certain amendments to the By-Laws affecting the ability of stockholders to nominate directors and introduce business at any annual or special meetings of the Stockholders. The Board adopted such amendments as part of its effort to protect Stockholder value against coercive takeover tactics. For a detailed discussion of the amendments, see "Advance Notice Provisions" included below. The Board does not presently contemplate adopting or recommending to the Stockholders for their adoption, any further amendments to the Certificate of Amendment or By-Laws, or other agreements which would affect the ability of third parties to take over or change control of the Company, except for amendments to the By-Laws to conform them to the Amended Certificate.

         The Stockholder Protection Proposals are not in response to any efforts of which the Company is aware to accumulate the Company's stock or to obtain control of the Company. The Board believes, however, that it is appropriate to act on the Stockholder Protection Proposals at the Meeting when the ratification of the Preferred Stock issuances is being voted on by the Stockholders and when the Stockholder Protection Proposals can be considered carefully, rather than in the midst of a takeover attempt.

          EXISTING CERTIFICATE AND BY-LAWS AND SECTION 203 OF THE DGCL
                        AND CERTAIN ANTI-TAKEOVER EFFECTS

         The Company's Certificate and recently revised By-Laws contain certain provisions which may have the effect of delaying, deferring or making more expensive or difficult a change in control. Such provisions include (i) a Staggered Board, (ii) the existence of authorized but unissued preferred stock,
(c) the super majority vote requirement with respect to the amendment of the Certificate of Incorporation and certain By-Laws and (d) the advance notice provisions in the By-laws. Further, Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") provides certain anti-takeover protection.

         STAGGERED BOARD: The Board will be divided into three classes commencing with the 1997 Annual Meeting - Class A Directors, Class B Directors and Class C Directors, subject to approval by the Stockholders. At each annual meeting beginning with the 1997 Annual Meeting, one class of directors will be elected to succeed those whose terms expire by all holders of the Common Stock, with each newly-elected director to serve a three-year term.

         The Staggered Board may discourage minority stockholders from attempting to elect the Company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the Company's outstanding shares entitled to vote. The classified Board could delay a purchaser's ability to obtain control of the Board in a relatively short period of time because it will generally take a purchaser two annual meetings of stockholders to elect a majority of the Board. A purchaser's ability to obtain control of the Board will be further deterred because, pursuant to Section 141(k) of the DGCL, the insurgent would need to show cause in order to remove any director, and only the Board of Directors will be authorized to fill vacancies or newly-created directorships. Also, since neither the DGCL, nor the Certificate of Incorporation or By-Laws require cumulative voting, a purchase of a block of stock of the Company constituting less than a majority of the outstanding shares has no assurance of representation on the Board.

         PREFERRED STOCK: The Certificate authorizes 1,000,000 shares of preferred stock of which on the Record Date of May 15, 1997, 37,002 shares were outstanding. Subject to applicable law, the Board may issue, in its sole discretion, shares of preferred stock, without further Stockholder action. The preferred stock may be issued in one or more series and may have such powers, including voting powers, and such designations, preferences and relative rights, qualifications and limitations as the Board may fix by resolution at the time of issuance. It may be possible for the Board to use its authority to issue preferred stock in a way which could deter or impede the completion of a tender offer or other attempt to gain control of the Company of which the Board does not approve.

         STOCKHOLDER MEETING: Under the DGCL, special meetings of stockholders of a corporation may be called by a corporation's board of directors or by such persons as may be authorized by a corporation's certificate of incorporation or by-laws. The Company's recently amended By-Laws currently provide that a special meeting of stockholders may be called only by the Board. This provision is intended to make it more difficult for Stockholders to take actions which require a meeting of Stockholders unless the Board or a majority of the Board calls such a meeting. The Board believes that it is in the best position to determine those issues which are properly the subject of a special meeting of Stockholders. In making such a determination, the Board must consider that conducting Stockholder meetings is extremely costly and time-consuming and distracts management from the day-to-day operation of the business. The Board believes that it is in the best position to consider these factors and make the appropriate determination. Although the Stockholder Meeting Provision has the effect of precluding the call of a special meeting for Stockholder consideration of a proposal to which the Board is opposed, the Board believes that Stockholders are provided a full opportunity to make proper proposals at duly convened Stockholder meetings and to request that any such proposal be presented for consideration to other Stockholders in the Company's annual proxy statement.

         ADVANCE NOTICE PROVISIONS: The Board recently adopted By-Laws which provide that stockholders be required to give advance notice to the Company of
(i) any stockholder proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting (the "Advance Notice Provisions"). The Advance Notice Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not later than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholders' written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

         The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company where such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given not less than 70 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the Stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholders must be given 10 days before or after such anniversary date. The Chairman of the Board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

         The Advance Notice Provisions are designed to provide the Company with advance warning of a threatened proxy contest and time to evaluate and react to any such contest. Although the Advance Notice Provisions do not give the Board or the Chairman of the meeting any powers to approve or disapprove such stockholder nominees or other matters, such Provisions may have the effect of
(i) precluding the consideration of nominees and other matters at a particular meeting or (ii) discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company if the proper procedures are not followed. Such matters may be deemed by some stockholders to be beneficial to the Company and its stockholders.

         SECTION 203 OF THE DGCL: Section 203 of the DGCL generally restricts a Delaware corporation, including the Company, from entering into certain business combinations with an interested stockholder (defined, with certain exceptions, as any person or entity that is the beneficial owner of at least 15% of a corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time in the preceding three years) or its affiliates or associates (as defined) for a period of three years following the time such stockholder became an interested stockholder, unless (i) either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation prior to the date such person became an interested stockholder, (ii) the interested stockholder acquires 85% of the corporation's outstanding voting stock in the same transaction in which it becomes an interested stockholder, or
(iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. Section 203 may render more difficult a change of control of the Company.

         In the opinion of the Board, the existing Certificate and By-Laws would provide inadequate protection against unsolicited takeover attempts. In the opinion of the Board, the Stockholder Protection Proposals described below would provide further assurance that the Board, if confronted by a proposal from a third party which has acquired a block of Common Stock, will have a greater amount of time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interest of the Stockholders. For that reason, the Board has recommended the approval and adoption of the Stockholder Protection Proposals.

         Set forth below is a description of the Stockholder Protection
Proposals.

PROPOSAL - THE CONSENT PROVISION

         Section 141(f) of the DGCL and Article II 3. of the By-Laws provides that any action that may be taken at any annual or special meeting of stockholders may instead be taken without a meeting, without prior written notice and without a vote, if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having at least the number of votes as would be required to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voting, so long as prompt notice of such action is given to the non-consenting stockholders. The Consent Provision (Subsection 4 of the Amended Certificate) provides that action by Stockholders may be taken only at a duly called annual or special meeting and not by written consent.

         The Consent Provision limits the ability of any stockholder to take action immediately and without prior notice to the Board. The Consent Provision would allow Stockholders to act only at an annual or special meeting. By prohibiting Stockholders from acting without a meeting, the Consent Provision ensures that all Stockholders will have the opportunity to consider any matter that could affect their rights. The Consent Provision is intended to provide the Board and the non-consenting stockholders with an opportunity to review any proposed action and, if necessary, to take any necessary action to protect the interest of minority stockholders and the Company before the proposed action is taken. As a result, the Board may take action that certain stockholders believe are not in their best interests. Additionally, in conjunction with the Special Meeting Provision, a majority of the incumbent Board could delay until the annual meeting any action that requires stockholder approval, even if the proponents of the action have sufficient stockholder votes to obtain approval of the action at a stockholder meeting.

         The Board, however, believes that action by written consent of the Stockholders is inappropriate for a public company and that it is in the best interest of the Stockholders and the Company to require full consideration of a matter at a meeting of Stockholders before acting on it.

         If the Consent Provision is implemented, the Board of Directors will amend the By-Laws to revise Article II 3. in order to conform the By-Laws to the Amended Certificate.

PROPOSAL - THE BY-LAW AMENDMENT PROVISION.

         Section II of Article Seventh of the Certificate of Incorporation and
Article X 3. of the By-Laws currently provide that the power to amend, alter and repeal the By-Laws and to adopt new By-Laws is vested in the Board as well as in the Stockholders. The By-Law Amendment Provision (Subsection 3 of the Amended Certificate) provides that the Stockholders of the Company may not make, adopt, alter, amend, change or repeal the By-Laws except upon the affirmative vote of not less than 66 2/3% of the outstanding capital stock of the Company entitled to vote thereon. The ability of the Board to amend the By-Laws would remain unchanged from and after the effective date of the Amended Certificate.

         The By-Law Amendment Provision is intended to discourage and, in certain instances, to prevent stockholders controlling less than 66 2/3% of the total voting power of all outstanding voting securities of the Company from making changes in the By-Laws which may (i) interfere with or frustrate the power of the then incumbent Board to manage the business and affairs of the Company, or (ii) increase the number of directors or reduce the authority of the Board thereby undercutting the effect of the provisions for a classified Board of Directors and the other provisions described herein. However, the By-Law Amendment Provision would enable the holders of more than 33 1/3% of the total voting power of all outstanding voting securities of the Company to prevent an amendment to the By-Laws even if such change were desired by the holders of a majority of the outstanding voting securities of the Company.

         If the By-Law Amendment Provision is implemented, the Board of Directors will amend the By-Laws to revise Article X 3. in order to conform the By-Laws to the Amended Certificate.

RECOMMENDATION OF THE BOARD OF DIRECTORS.

         For the reasons set forth above, the Board of Directors recommend that Stockholders vote FOR the Amended Certificate.

REQUIRED STOCKHOLDER VOTE.

         Approval of the Amended Certificate requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

THE STOCKHOLDER PROTECTION PROPOSALS DESCRIBED ABOVE COULD MAKE MORE DIFFICULT OR DISCOURAGE THE REMOVAL OF THE MEMBERS OF THE COMPANY'S BOARD, EVEN IF SOME OR A MAJORITY OF HOLDERS OF THE COMPANY'S VOTING CAPITAL STOCK DETERMINED SUCH ACTION TO BE BENEFICIAL, AND COULD DISCOURAGE OR MAKE MORE DIFFICULT OR EXPENSIVE, AMONG OTHER TRANSACTIONS, A MERGER INVOLVING THE COMPANY, OR A TENDER OFFER, OPEN MARKET PURCHASE PROGRAM OR OTHER PURCHASES OF THE COMPANY'S CAPITAL STOCK IN CIRCUMSTANCES THAT WOULD GIVE STOCKHOLDERS THE OPPORTUNITY TO REALIZE A PREMIUM ON THE SALE OF THEIR COMPANY STOCK OVER THE THEN

PREVAILING MARKET PRICES, EVEN IF SOME OR A MAJORITY OF SUCH HOLDERS DETERMINED SUCH ACTION TO BE IN THEIR BEST INTEREST.

                             STOCKHOLDER'S PROPOSALS

         Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law, regulations and the Company's By-Laws. Such proposal must be received by the Company at its offices at 2343 West 76th Street, Hialeah, Florida 33016 no later than the close of business on October 31, 1997.

         As discussed above, the Advance Notice Provisions of the By-Laws provide that stockholders are required to give advance notice to the Company of
(i) any stockholder proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The Advance Notice Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not later than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

         The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company where such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given not less than 70 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholders must be given 10 days before or after such anniversary date. The Chairman of the Board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

                                  OTHER MATTERS

         The Board is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.

                              SOLICITATION EXPENSES

         Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Chase Mellon Shareholder Services has been engaged to solicit proxies on behalf of the Company. Chase Mellon Shareholder Services will be paid not more than approximately $7,000 for their solicitation of proxies on behalf of the Company. Chase Mellon Shareholder Services will be reimbursed for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with its solicitation of proxies, including certain liabilities under the Federal Securities Laws.

                                     GENERAL

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DENNIS W. HEALEY, EXECUTIVE VICE PRESIDENT, VIRAGEN, INC., 2343 WEST 76TH STREET, HIALEAH, FLORIDA 33016. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Dated:  June 3, 1997.


                                             By Order of the Board of Directors


                                             DENNIS W. HEALEY

                                    EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VIRAGEN, INC.

         We, the Chairman of the Board and Secretary of Viragen, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (hereinafter called the "Corporation") is Viragen, Inc.

SECOND: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. Article SEVENTH is hereby amended by adding a new subarticle 6 which provides as follows:

            "6. Directors shall be divided into three subclasses. As of the date hereof, the subclasses are Class A, Class B and Class C, respectively. The number of directors in each class shall continue to be determined by the Board of Directors and shall consist of as nearly equal a number of directors as possible. The term of Class A directors initially shall expire at the annual meeting of stockholders ensuing after the 1997 Annual Meeting of Stockholders; the term of Class B directors initially shall expire at the next ensuing Annual Meeting of Stockholders; and the term of Class C directors initially shall expire at the second ensuing Annual Meeting of Stockholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

         Any vacancy in the office of a director may be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set forth in the By-Laws of the corporation. Any director elected to fill a vacancy in the office of director shall serve until the next Annual Meeting of Stockholders at which directors of the class for which such director shall have been chosen are to be elected, and until his or her successor is elected and qualified. Newly created directorships may be filled by the Board of Directors."

         2. Article SEVENTH is hereby amended by deleting current subarticle 2 in its entirety and inserting in place thereof as follows:

            "2. In furtherance and not in limitation of the powers conferred by statute, the power to adopt, alter, or repeal the By-Laws of the Corporation shall be vested in the Board of Directors as well as the stockholders, provided, however, that any provision relating to the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be as set forth in the Certificate of Incorporation. Stockholders may not make, adopt, alter, amend, change or repeal the By-Laws of the Corporation except upon the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) of the outstanding stock of the Corporation entitled to vote thereon."

         3. Article SEVENTH is hereby amended by adding a new subarticle 7 which provides as follows:

            "7. Notwithstanding any other provisions of the By-Laws of the Corporation to the contrary, any action required or permitted to be taken by the stockholders of the Corporation must be effected solely at a duly called annual or special meeting of the stockholders and may not be taken by written consent without such a meeting."

         4. Article TENTH is hereby deleted in its entirety and in lieu thereof a new Article TENTH shall be inserted which shall provide as follows:

            "TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and by this Certificate of Incorporation. No amendment to this Certificate of Incorporation, shall alter, change or repeal any of the provisions of paragraphs 1, 2, 3 or 4 of Article SECOND hereof unless such amendment shall receive the affirmative vote of the holders of not less than Sixty-Six and Two-Thirds (66 2/3%) percent of the outstanding stock of the Corporation entitled to vote thereon. All rights at any time conferred upon the Stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH."

         IN WITNESS WHEREOF, Viragen, Inc. has caused this Certificate of Amendment to the Certification of Incorporation to be signed by Gerald Smith, Chairman of the Board, and attested to by Dennis W. Healey, Secretary, and the seal of the Corporation has been duly affixed hereto, this ____ day of __________, 1997.

                                       VIRAGEN, INC.

(Corporate Seal)                       By:
                                           -------------------------------------
                                           Gerald Smith, Chief Executive Officer
                                           and President
ATTEST:


----------------------------
Dennis W. Healey, Secretary

                                                                     APPENDIX A

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD JUNE 27, 1997.


The undersigned, revoking all previous proxies, appoints Gerald Smith and Dennis
W. Healey and each of them acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the special meeting of stockholders of Viragen, Inc. (the "Company") to be held on Friday, June 27, 1997, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting.

[X]      Please mark your votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS:

         1. Ratification of the Issuance of the Series D Preferred Stock and Series E Preferred Stock.

                  [ ]  FOR         [ ]  AGAINST    [ ]  ABSTAIN

         2. Approval of the Amended Certificate.

                  [ ]  FOR         [ ]  AGAINST    [ ]  ABSTAIN

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                                     Date                           1997
                                     ----                           ----


                              -------------------------------------------------
                              Signature


                              -------------------------------------------------
                              Signature of joint holder, if any


Please sign exactly as your name appears to the left. Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign fully corporate name by a duly authorized officer.